UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

September 30, 2022
Date of Report (date of earliest event reported)

LITHIA MOTORS, INC.
(Exact name of registrant as specified in its charter)

Oregon	001-14733		93-0572810
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

150 N. Bartlett Street	Medford	Oregon	97501
(Address of principal executive offices)			(Zip Code)
(541) 776-6401
Registrant's telephone number, including area code

Not Applicable
(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock without par value	LAD	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On September 30, 2022, the Board of Directors (the “Board”) of Lithia Motors, Inc. (the “Company”) elected James Lentz to fill a vacancy created by the Board’s expansion from seven to eight directors, with service beginning October 1, 2022.

As a non-employee director of the Company, Mr. Lentz will be compensated according to the Company’s non-employee director compensation practices, which are described under the heading “Non-Employee Director Compensation” in the Company’s proxy statement for its 2022 annual meeting of shareholders, which was filed with the U.S. Securities and Exchange Commission on March 11, 2022. This compensation consists of an annual retainer for service on the Board in the amount of $100,000, which is paid in equal monthly installments. Additionally, upon the effectiveness of his election, Mr. Lentz will be granted restricted stock units, which are settled in shares of the Company’s common stock (“RSUs”), having an aggregate value of approximately $99,000. The RSUs will vest over the outside director compensation year, with the RSUs vesting proportionately on the first business day of the month after each regularly scheduled quarterly meeting of the Board if Mr. Lentz continues to serve on that day. In addition, the Company will enter into an indemnity agreement with Mr. Lentz in the same form as previously entered into by the Company with its other non-management directors.

Mr. Lentz spent 38 of his 42-year automotive career with Toyota after beginning his career at Ford Motor Company. After holding various executive positions in the Toyota division beginning in 2006, where he oversaw sales, logistics and marketing activities for Toyota and Scion regional sales offices and distributors, he was president and chief operating officer and then chief executive officer of Toyota Motor Sales U.S.A., Inc. (“TMS”) from 2009 to 2013. Prior to his retirement in 2020, Mr. Lentz also served in a global advisory capacity as a managing officer for the parent company Toyota Motor Corporation, located in Japan (2008-2020), chief executive officer of Toyota Motor North America, Inc. (“TMNA”) (2013-2020), and chief executive officer of Toyota Motor Engineering & Manufacturing, North America, Inc. (“TEMA”) (2016-2017). In these roles, Mr. Lentz was responsible for all North American sales, marketing, product planning, corporate planning and corporate affairs as well as distribution for Toyota, Scion and Lexus products in the United States, including responsibilities for Toyota Motor Manufacturing Canada Inc., and oversight for Toyota Canada, Inc. In addition to his business management and leadership experience, Mr. Lentz previously served as a director on the boards of TEMA, TMA, TMS, Toyota Motor Credit Corp, and Toyota USA Foundation, and as chairman and a member of the board of the Alliance of Auto Manufacturers. Mr. Lentz holds a Bachelor’s Degree in Marketing and Economics and a Masters of Business Administration -- Finance from the University of Denver.

Lithia anticipates that Mr. Lentz will serve on the Board’s compensation and audit committees.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 3, 2022		LITHIA MOTORS, INC.
		By:	/s/ Tina Miller
Tina Miller
Senior Vice President and Chief Financial Officer